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                                                                     Exhibit 4.5

                                  divine, inc.

                               Eprise Corporation
            2000 Non-Employee ("Eligible") Director Stock Option Plan
                            (Reverse Vested Options)

                         Eligible Director Option Grant

Explanatory Note
----------------

     Pursuant to an Agreement and Plan of Merger, dated as of September 17, 2001, Eprise Corporation (formerly known as Inner Circle Technologies, Inc.) ("Eprise") became a wholly owned subsidiary of divine, inc., a Delaware Corporation ("divine"). divine assumed the outstanding options from the Eprise Corporation 2000 Non-Employee Director Stock Option Plan (the "Plan"). Each outstanding option to purchase shares of Eprise common stock with an exercise price that, when divided by 2.4233, was greater than $0.59, being the closing sale price of divine class A common stock on the trading day immediately prior to the effective time of the merger, became exercisable, at an exercise price of $0.59, for a number of shares of divine class A common stock equal to the number of shares of Eprise common stock subject to the Eprise option. Each outstanding Eprise option with an exercise price that, when divided by 2.4233, was less than or equal to $0.59, became exercisable, at an exercise price equal to the exercise price of the Eprise option divided by 2.4233, for a number of shares of divine class A common stock determined by multiplying the number of shares of Eprise common stock subject to such Eprise option by 2.4233.

     Other than as set forth in the paragraph above, the rights and obligations of each holder of Eprise options granted pursuant to this agreement remain in full force and effect.

     This non-incentive stock option, granted as of ____________ ___, 20___ (the "Option") is granted by divine to ____________ (the "Optionee"), a non-employee director of divine. Capitalized terms used and not defined herein shall have the respective meanings defined in the Plan.

1.   Shares Subject to Option

     Pursuant to the provisions of the Plan, divine hereby grants to the Optionee an option to purchase ____ shares (the "Optioned Shares") of its class A common stock, par value $0.001 per share (the "Common Stock"), at a price of $_________ per share (the "Option Price"), in accordance with and subject to all the terms and conditions of the Plan and subject to the terms and conditions hereinafter set forth. The Plan and any amendments are hereby incorporated by reference and made a part hereof.

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2.   Term and Exercise of Option

     Except as otherwise provided in the Plan, or in this Option, the Option shall terminate at the close of business ten years from the date of grant (the "Term") and may be exercised only by the Optionee or, to the extent provided in Sections 4(c) or 5 hereof, by his or her legal representative or transferee.

     This Option shall be exercisable in full as of the date hereof, subject to divine's right to repurchase unvested Optioned Shares as set forth in Section 3 below. This Option may be exercised from time to time, in whole or in part, during the period that it is exercisable, by payment of the Option Price of each share purchased. The Option Price of each share purchased shall be paid in cash, or by delivery or deemed delivery of other shares of divine's Common Stock owned by the Optionee with a fair market value equal to the exercise price of the Optioned Shares to be purchased, or by withholding by divine of the number of shares of its Common Stock otherwise issuable upon exercise of the installment with a fair market value equal to the exercise price of the Optioned Shares (including such withheld shares) to be purchased, or by delivery of irrevocable instructions to a broker promptly to pay to divine the exercise price of the Optioned Shares to be purchased, or in any combination of the forms of payment. For purposes of this Option, a deemed delivery of shares shall mean the offset by divine of a number of Optioned Shares against an equal number of shares of divine's Common Stock owned by the Optionee, which may be accomplished by attestation by the Optionee, in the form attached hereto as Exhibit A, as to
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such shares owned. If, however, the Committee established pursuant to the Plan determines in good faith that an exercise of an Option through the delivery or deemed delivery or withholding of shares of divine's Common Stock or through delivery of irrevocable instructions to a broker is not in the best interest of divine, the Committee may withhold the right to so exercise the Option and require payment of the purchase price in cash.

     divine, upon fulfillment of the requirements for exercise, including receipt of the payment of the purchase price, shall deliver the shares purchased hereunder to the Option holder (or, if there are multiple holders, to each holder in accordance with his, her or its respective interest), provided, however, that divine reserves the right to retain control over unvested Optioned Shares ("Unvested Shares"), which such Unvested Shares shall be held in the name of Optionee in book form by divine until such time as such Unvested Shares vest in accordance with this Option. Notwithstanding any such delivery of shares, the Optionee and each Option holder other than the Optionee shall jointly and severally indemnify divine against any tax arising in consequence of the exercise of the Option which is the liability of the Optionee or of such Option holder but for which divine is required to account under the laws of any relevant territory; provided that no Option holder other than the Optionee shall be liable under this paragraph for any greater amount than the value of the shares actually delivered to such holder under the Option. divine may recover any amount due under this paragraph in any manner including, but not limited to, any of the methods of payment for the shares permitted under this Option.

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     If this Option would have a before-tax net value of at least $200,000 to the Optionee upon exercise, then the Optionee shall be deemed to have exercised the Option in full (to the extent not previously exercised) on the last day that this Option is exercisable. Such deemed exercise shall be subject to payment in full of the exercise price (and all applicable withholding taxes) by any of the methods permitted pursuant to this Option, but subject to the discretion of the Committee to require payment in cash if it determines that payment by other methods is not in the best interests of divine.

3. divine's Right to Repurchase Unvested Shares; Restrictions on Transfer of Unvested Shares

     (a) If Optionee ceases to be a member of Eprise's board of directors, divine shall have the right to repurchase unvested Optioned Shares, to the extent such shares have been purchased by Optionee as of the date Optionee ceases to be a member of the board or are purchased during the period permitted under Section 4 hereof, subject to the terms of this Section 3. divine shall have no right to repurchase Vested Installments of Optioned Shares at any time.

     (i) While Optionee continues to serve as a director of Eprise, the Optioned Shares shall vest in installments ("Vested Installments") on the following dates:

           Date                            Number of Shares
           ----                            ----------------





Vesting shall occur whether or not Optionee has actually exercised the Option with respect to a Vested Installment, and unexercised Optioned Shares that are part of a Vested Installment as set forth above shall be deemed fully vested upon exercise, if any.

     (ii) The Optioned Shares acquired under this Agreement shall be subject to a right (but not an obligation) of repurchase by divine (the "Right of Repurchase"). The Right of Repurchase shall be exercisable only with respect to Unvested Shares, and only during the 90-day period following the date the Optionee ceases to serve on Eprise's board for any reason, with or without cause, including (without limitation) death or disability as the latter term is defined in Section 23(e)(2) of the Code ("Disability").

     (iii) Notwithstanding anything in this Section 3(a) to the contrary, if the services of an Optionee as an Eligible Director are terminated for Misconduct (as defined in Section 10 of the Plan), divine may repurchase any Optioned Shares, vested or unvested, that were purchased by the Optionee at any time during the six-month period preceding the date on which such Misconduct occurred.

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     (iv)  If divine exercises its Right of Repurchase, it shall pay the
Optionee an amount per share equal to the Option Price of the Unvested Shares being repurchased, as set forth in Section 1 above.

     (v) The Right of Repurchase shall be exercisable only by written notice delivered to the Optionee prior to the expiration of the 90-day period specified in clause (a)(ii) above. The notice shall set forth the date on which the repurchase is to be effected. Such date shall not be more than 30 days after the date of the notice. The certificate(s) representing the Unvested Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to divine properly endorsed for transfer. divine shall, concurrently with the receipt of such certificate(s), pay to the Optionee the purchase price determined according to clause (a)(iv) above and deliver a balancing certificate, if necessary, for any Optioned Shares that are not repurchased. Payment shall be made in cash or by check or by canceling indebtedness to divine incurred by the Optionee in the purchase of the Optioned Shares. The Right of Repurchase shall terminate with respect to any Unvested Shares for which it has not been timely exercised pursuant to this clause
(a)(v).

     (vi) In the event of the declaration of a stock dividend, a spin-off, a stock split, a recapitalization, or a similar transaction affecting divine's outstanding securities without receipt of consideration, any new, substituted, or additional securities or other property (including money paid other than as an ordinary cash dividend) that are by reason of such transaction distributed with respect to any Unvested Shares or into which such Unvested Shares thereby become convertible shall immediately be subject to the Right of Repurchase. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Unvested Shares. Appropriate adjustments shall also, after each such transaction, be made to the Option Price per share in order to reflect any change in divine's outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate purchase price payable for the Unvested Shares shall remain the same.

     (vii) If divine makes available, at the time and place and in the amount and form provided in this Option, the consideration for the Unvested Shares to be repurchased in accordance with this Section 3, then after such time the person from whom such Unvested Shares are to be repurchased shall no longer have any rights as a holder of such Unvested Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Unvested Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

     (b) Except as permitted in the paragraph below, the Optionee shall not sell, assign, pledge, or in any manner transfer any Unvested Shares or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise. If the owner of any Unvested Shares fails to comply with the provisions of this Option in respect of any Unvested Shares in any regard, divine at its option and in addition to its other

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remedies, may suspend the rights to vote or to receive dividends on the Unvested
Shares, and may refuse to register on its books any transfer of the Unvested Shares or otherwise to recognize any transfer or change in the ownership thereof or in the right to vote thereon, until these provisions are complied with to the satisfaction of divine.

     The restrictions on transfer in this Section 3(b) shall not be applicable to (i) a gratuitous transfer of the Unvested Shares made to a Permitted Transferee (as defined below), or (ii) a transfer of title to the Unvested Shares effected pursuant to the Optionee's will or the laws of intestate succession; provided that each person (other than divine) to whom the Unvested Shares are transferred by means of one of the permitted transfers specified in this Section must, as a condition precedent to the validity of such transfer, acknowledge in writing to divine that such person is bound by the provisions of this Option and that the transferred Unvested Shares are subject to (x) divine's repurchase right granted hereunder and (y) the lock-up provisions of Section 9 of this Option, to the same extent such Unvested Shares would be so subject if retained by the Optionee. The term "Optionee," as used in this Section 3, shall include the Optionee and all subsequent holders of the Unvested Shares who derive their chain of ownership through a permitted transfer from the Optionee in accordance with this Section 3(b).

     As used herein, a "Permitted Transferee" of an Optionee shall mean (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, daughter-in-law, son-in-law, sister-in-law, or brother-in-law (including adoptive relationships), any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests or (ii) the beneficial owner of the shares for which the Optionee acts as trustee. In the event of any transfer to a Permitted Transferee, prompt written notice of the transfer shall be delivered by the Optionee to divine.

4.   Terms and Conditions of Exercise

     Each exercise and purchase of shares pursuant to the Option shall cease to be exercisable at the end of the Term and shall be subject to the following terms and conditions:

     (a) Options granted to an Optionee shall cease to be exercisable three months after the date of termination of such Optionee's service as an Eligible Director for any reason other than death, Disability or Misconduct. Termination of service for a reason other than death or Disability shall be deemed to occur when the Optionee receives notice that his or her service is terminated.

     (b) Options granted to an Optionee shall cease to be exercisable twelve months after the date such Optionee ceases to be an Eligible Director on account of Disability.

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     (c)  If the Optionee dies, then his legal representative or the person or persons to whom his rights under the Option shall pass by will or by the applicable laws of descent and distribution or (if this Option was transferred prior to his death by the Optionee pursuant to Section 4 of this Option) any transferees of the Optionee shall be entitled to exercise the Option within twelve months after the date of the Optionee's death.

     (d) Options granted to an Optionee shall cease to be exercisable immediately upon termination of the Optionee's services as an Eligible Director for Misconduct (as defined in Section 10 of the Plan).

     (e) The recipient of any shares delivered under this Option shall hold the Optioned Shares for investment and not with a view to, or for resale in connection with, any public distribution of such shares, and if requested, shall deliver to divine appropriate certificates to that effect. The restriction shall terminate upon the registration of such shares under federal and state securities laws.

     (f) In the event that divine, upon the advice of counsel, deems it necessary to list upon official notice of issuance any shares to be issued pursuant to the Plan on a national securities exchange or to register under the Securities Act of 1933 or other applicable federal or state statute any shares to be issued pursuant to the Plan, or to qualify any such shares for exemption from the registration requirements of the Securities Act of 1933 under the Rules and Regulations of the Securities and Exchange Commission or for similar exemption under state law, then divine shall notify the Optionee to that effect and no Optioned Shares shall be issued until such registration, listing or exemption has been obtained. divine shall make prompt application for any such registration, listing or exemption pursuant to federal or state law or rules of such securities exchange which it deems necessary and shall make reasonable efforts to cause such registration, listing or exemption to become and remain effective.

5.   Option Transferable

     Except as provided in this Section 5, this Option may not be transferred by the Optionee or by operation of law other than by will or by the laws of descent and distribution and it may be exercised during the lifetime of the Optionee only by him or her.

     This Option is transferable (subject to any terms and conditions imposed by the Committee) by the Optionee, to one or more Permitted Transferees. Following any transfer permitted pursuant to this paragraph, of which the Optionee has notified the Committee in writing, such Option may be exercised or shall be held by the Permitted Transferee(s), subject to all terms and conditions of the Option.

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6.   Right to Terminate

     Nothing contained in this Option or the Plan shall entitle the Optionee to remain a director of Eprise or an Eligible Director under the Plan.

7.   Dissolution or Reorganization

     Subject to Section 8 below, prior to dissolution, liquidation, merger, consolidation, or reorganization of divine (the "Event"), the Board may decide to terminate each outstanding option. If the Board so decides, each option shall terminate as of the effective date of the Event, but the Board shall suspend the exercise of all outstanding options a reasonable time prior to the Event, giving the Optionee not less than fourteen days written notice of the date of suspension, prior to which the Optionee may purchase in whole or in part the Optioned Shares available to him or her as of the date of receipt of the notice. If the Event is not consummated, the suspension shall be removed and all options continue in full force and effect, subject to the terms of their respective option grants.

8.   Change in Control

     Notwithstanding anything to the contrary in the Plan or in this Option (but subject to the provisions of this Section 8), upon the occurrence of a Change in Control (as defined in the Plan) of divine, all unvested Optioned Shares shall be accelerated and vest immediately on the date of occurrence of a Change in Control, and divine's right of repurchase set forth in Section 3 hereof and the restrictions on transfer set forth in Section 3 hereof shall expire as to all Optioned Shares.

                                         divine, inc.

                                         By:____________________________________
                                            Its:________________________________



Attest: _________________________
        Title:

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                                    Exhibit A
                                    ---------

                                  divine, inc.

                               Eprise Corporation
            2000 Non-Employee ("Eligible") Director Stock Option Plan
                            (Reverse Vested Options)

                         Attestation of Stock Ownership

     For the purpose of exercising an option (the "Option") to purchase stock of divine, inc. ("divine"), and using shares of common stock of divine ("Stock") to pay the purchase price, the Option Holder (identified below) certifies and attests as follows:

     1. The Option Holder attests to the ownership of the shares represented by the certificate(s) listed below, or attests to the beneficial ownership of the shares held in the name of the broker, as indicated in the attached copy of the broker statement (the "Payment Shares"), and is hereby deemed to tender such shares to divine.

     2. Although divine has not required the Option Holder to make actual delivery of certificates representing the Payment Shares, as a result of which the Option Holder (and the joint owner, if any, of the Payment Shares listed below) will retain ownership of the Payment Shares, the Option Holder represents that he/she, with the consent of the joint owner (if any) of the Payment Shares, has full power to deliver and convey certificates representing the Payment Shares to divine and therefore could have caused divine to become sole owner of the Payment Shares. The joint owner, by signing this form, consents to the above representations and the exercise of the Option by this notice.

     3. The Option Holder certifies to having ownership of the Payment Shares for at least six months prior to the exercise of the Option, and certifies that the Payment Shares have not been used or acquired in a stock-for-stock swap transaction within the six moths preceding the date of exercise of the Option.

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List certificate(s) and number of Payment Shares, AND/OR attach copy of broker statement:

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                 Common Stock                             Number of Shares
              Certificate Number                              Covered

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 Print name of Option Holder: _______________________________________

 Signature of Option Holder: ________________________________________

 Print name of Joint Owner: _________________________________________

 Signature of Joint Owner: __________________________________________

 Date of Option Exercise: ___________________________________________

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